EXHIBIT 99-2





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                     Securities Exchange Act of 1934


               For the fiscal year ended December 31, 1996




                New York State Electric & Gas Corporation
           Tax Deferred Savings Plan for Hourly Paid Employees
        --------------------------------------------------------
                        (Full title of the plan)




                New York State Electric & Gas Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 3287, Ithaca, New York  14852-3287
        --------------------------------------------------------
                 (Address of principal executive office)

                           REQUIRED INFORMATION

The Tax Deferred Savings Plan for Hourly Paid Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements and schedules of the Plan for the two fiscal years ended December 31, 1996 and 1995, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

New York State Electric & Gas Corporation Tax
Deferred Savings Plan for Hourly Paid Employees




By           Richard R. Benson                     March 14, 1997
             Richard R. Benson
             Committee Member




By           Gerald E. Putman                      March 14, 1997
             Gerald E. Putman
             Committee Member




By           Sherwood J. Rafferty                  March 14, 1997
             Sherwood J. Rafferty
             Committee Member

                               APPENDIX 1

                NEW YORK STATE ELECTRIC & GAS CORPORATION
           TAX DEFERRED SAVINGS PLAN FOR HOURLY PAID EMPLOYEES


                     FINANCIAL STATEMENTS AS OF AND
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995,
           SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
           DECEMBER 31, 1996 AND INDEPENDENT AUDITORS' REPORTS

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Year ended December 31, 1996


                                     INDEX

Reports of Independent Auditors......................................... 1
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1996......................................  4
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1995......................................  6
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1996......................  8
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1995...................... 10
Notes to Financial Statements.......................................... 12
Schedule of Assets Held for Investment Purposes--December 31, 1996..... 16
Schedule of Reportable Transactions--Year ended December 31, 1996...... 17
Consents of Independent Auditors ...................................... 18

                  REPORT OF INDEPENDENT AUDITORS

Tax Deferred Savings Plan for Hourly Paid Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees as of December 31, 1996 and the related statements of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees at December 31, 1996, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1996 and reportable transactions for the year ended December 31, 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose historical cost of certain plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.





                                         COOPERS & LYBRAND L.L.P.

New York, New York
February 14, 1997

                      Report of Independent Auditors



Tax Deferred Savings Plan for Hourly Paid Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statement of net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees as of December 31, 1995, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the New York State Electric & Gas
Corporation Tax Deferred Savings Plan for Hourly Paid Employees at December 31, 1995, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.


                                           Ernst & Young L.L.P.


Syracuse, New York
April 17, 1996

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                                Statement of Net Assets Available for Benefits, With Fund Information
                                                          December 31, 1996




                                                                             Fund Information
                                      -----------------------------------------------------------------------------------------
                                                                                                         Guaranteed
                                         Capital                   Government     Money       Company    Investment
                                       Appreciation     Equity     Obligation     Market       Stock      Contract
                                          Fund           Fund         Fund        Fund         Fund         Fund       Subtotal
                                      -----------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                        $909,182      $909,182
  Common stock of New York State
    Electric & Gas Corporation                                                             $30,474,962               30,474,962
  Other                                $21,069,829    $24,203,575  $2,188,125  $7,090,991                            54,552,520
Loans to participants
                                      -----------------------------------------------------------------------------------------
Net assets available for benefits      $21,069,829    $24,203,575  $2,188,125  $7,090,991  $30,474,962   $909,182   $85,936,664
                                      =========================================================================================




See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1996





                                                               Fund Information
                                      -----------------------------------------------------------------------
                                                                 Asset       Asset        Asset
                                          Subtotal    Global   Allocation  Allocation   Allocation
                                          Brought     Growth     Growth     Balanced   Conservative     Loan
                                          Forward      Fund    Portfolio   Portfolio    Portfolio       Fund        Total
                                      ------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts         $909,182                                                                 $909,182
  Common stock of New York State
    Electric & Gas Corporation          30,474,962                                                               30,474,962
  Other                                 54,552,520  $2,346,254  $1,202,133  $1,076,226  $317,023                 59,494,156
Loans to participants                                                                               $3,271,689    3,271,689
                                      -------------------------------------------------------------------------------------
Net assets available for benefits      $85,936,664  $2,346,254  $1,202,133  $1,076,226  $317,023    $3,271,689  $94,149,989
                                      =====================================================================================





See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                                Statement of Net Assets Available for Benefits, With Fund Information
                                                          December 31, 1995


                                                                             Fund Information
                                      ------------------------------------------------------------------------------------------
                                                                                                         Guaranteed
                                         Capital                   Government     Money       Company    Investment
                                       Appreciation     Equity     Obligation     Market       Stock      Contract
                                          Fund           Fund         Fund        Fund         Fund         Fund       Subtotal
                                      ------------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                        $3,129,923   $3,129,923
  Common stock of New York State
    Electric & Gas Corporation                                                             $37,115,333                37,115,333
  Other                                $13,894,560    $17,371,729  $2,138,010  $4,422,847                             37,827,146
Loans to participants
                                       -----------------------------------------------------------------------------------------
Net assets available for benefits      $13,894,560    $17,371,729  $2,138,010  $4,422,847  $37,115,333   $3,129,923  $78,072,402
                                       =========================================================================================




See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1995


                                                               Fund Information
                                      -----------------------------------------------------------------------
                                                                 Asset       Asset        Asset
                                          Subtotal    Global   Allocation  Allocation   Allocation
                                          Brought     Growth     Growth     Balanced   Conservative     Loan
                                          Forward      Fund    Portfolio   Portfolio    Portfolio       Fund        Total
                                      ------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts       $3,129,923                                                               $3,129,923
  Common stock of New York State
    Electric & Gas Corporation          37,115,333                                                               37,115,333
  Other                                 37,827,146  $918,554    $393,831    $433,455   $172,634                  39,745,620
Loans to participants                                                                               $2,816,260    2,816,260
                                      -------------------------------------------------------------------------------------
Net assets available for benefits      $78,072,402  $918,554    $393,831    $433,455   $172,634     $2,816,260  $82,807,136
                                      =====================================================================================




See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1996
                                                                             Fund Information
                                       -----------------------------------------------------------------------------------------
                                                                                                          Guaranteed
                                         Capital                  Government     Money         Company    Investment
                                       Appreciation    Equity     Obligation     Market         Stock      Contract
                                          Fund          Fund         Fund         Fund          Fund         Fund      Subtotal
                                       ------------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation)
    in fair value of investments          $665,174   $2,070,273      $(57,134)             $(6,182,420)              $(3,504,107)
  Dividends:
    New York State Electric & Gas Corp.                                                      2,018,810                 2,018,810
    Other                                1,319,941    2,032,642       140,882                                          3,493,465
  Interest on investments                                                        $314,406                   $39,433      353,839
  Interest on loans to participants                                                                                         -
                                         ----------------------------------------------------------------------------------------
                                         1,985,115    4,102,915        83,748     314,406   (4,163,610)      39,433    2,362,007
Contributions:
  Employer                                                                                   1,270,641                 1,270,641
  Employee                               2,611,340    2,157,860       316,813     691,248    2,496,687                 8,273,948
Interfund transfers (net)                2,889,489    1,027,182      (311,124)  1,856,065   (5,215,922)  (2,229,905)  (1,984,215)
                                       ------------------------------------------------------------------------------------------
               Total additions           7,485,944    7,287,957        89,437   2,861,719   (5,612,204)  (2,190,472)   9,922,381
Deductions
Withdrawal benefits - stock                                                                    926,667                   926,667
Withdrawal benefits - cash                 262,877      450,334        24,278     199,764                    28,917      966,170
Transfers to Salaried Plan                  35,431       (6,559)       13,256     (13,792)      57,471        1,341       87,148
Administrative fees                         12,367       12,336         1,788       7,603       44,029           11       78,134
                                       ------------------------------------------------------------------------------------------
               Total deductions            310,675      456,111        39,322     193,575    1,028,167       30,269    2,058,119
                                       ------------------------------------------------------------------------------------------
Net increase (decrease)                  7,175,269    6,831,846        50,115   2,668,144   (6,640,371)  (2,220,741)   7,864,262
Net assets available for benefits
  at beginning of year                  13,894,560   17,371,729     2,138,010   4,422,847   37,115,333    3,129,923   78,072,402
                                       ------------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $21,069,829  $24,203,575    $2,188,125  $7,090,991  $30,474,962     $909,182  $85,936,664
                                       ==========================================================================================
See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                    Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                    Year Ended December 31, 1996
                                                                             Fund Information
                                           ------------------------------------------------------------------------
                                                                      Asset       Asset        Asset
                                             Subtotal     Global    Allocation  Allocation   Allocation
                                             Brought      Growth      Growth     Balanced   Conservative      Loan
                                             Forward       Fund     Portfolio   Portfolio    Portfolio        Fund      Total
                                           ---------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation)
    in fair value of investments            $(3,504,107)   $73,346     $65,077    $48,385       $5,324                $(3,311,975)
  Dividends:
    New York State Electric & Gas Corp.       2,018,810                                                                 2,018,810
    Other                                     3,493,465    163,865      61,017     72,630       17,003                  3,807,980
  Interest on investments                       353,839                                                                   353,839
  Interest on loans to participants                -                                                        $233,793      233,793
                                           --------------------------------------------------------------------------------------
                                              2,362,007    237,211     126,094    121,015       22,327       233,793    3,102,447
Contributions:
  Employer                                    1,270,641                                                                 1,270,641
  Employee                                    8,273,948    425,319     185,155    175,342       42,229                  9,101,993
Interfund transfers (net)                    (1,984,215)   791,571     500,440    356,823      100,576       234,805
                                           --------------------------------------------------------------------------------------
               Total additions                9,922,381  1,454,101     811,689    653,180      165,132       468,598   13,475,081
Deductions
Withdrawal benefits - stock                     926,667                                                                   926,667
Withdrawal benefits - cash                      966,170     25,591       2,837      9,944       20,589        13,169    1,038,300
Transfers to Salaried Plan                       87,148       (208)                                                        86,940
Administrative fees                              78,134      1,018         550        465          154                     80,321
                                          ---------------------------------------------------------------------------------------
               Total deductions               2,058,119     26,401       3,387     10,409       20,743        13,169    2,132,228
                                          ---------------------------------------------------------------------------------------
Net increase (decrease)                       7,864,262  1,427,700     808,302    642,771      144,389       455,429   11,342,853
Net assets available for benefits
  at beginning of year                       78,072,402    918,554     393,831    433,455      172,634     2,816,260   82,807,136
                                          ---------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                            $85,936,664 $2,346,254  $1,202,133 $1,076,226     $317,023    $3,271,689  $94,149,989
                                          =======================================================================================
See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1995
                                                                             Fund Information
                                       ----------------------------------------------------------------------------------------
                                                                                                          Guaranteed
                                         Capital                  Government     Money         Company    Investment
                                       Appreciation    Equity     Obligation     Market         Stock      Contract
                                          Fund          Fund         Fund         Fund          Fund         Fund      Subtotal
                                       -----------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair
    value of investments                $2,672,529   $3,141,981     $149,688                $9,446,958               $15,411,156
  Dividends:
    New York State Electric & Gas Corp.                                                      1,931,882                 1,931,882
    Other                                  731,094    1,096,406      135,853     $235,120                              2,198,473
  Interest on investments                                                                                  $229,574      229,574
  Interest on loans to participants                                                                                         -
                                       -----------------------------------------------------------------------------------------
                                         3,403,623    4,238,387      285,541      235,120   11,378,840      229,574   19,771,085
Contributions:
  Employer                                                                                   1,203,833                 1,203,833
  Employee                               2,010,430    1,856,322      366,511      657,528    3,037,305                 7,928,096
Interfund transfers (net)                1,362,393      844,623     (112,292)      97,996   (2,140,885)  (1,035,648)    (983,813)
                                       -----------------------------------------------------------------------------------------
               Total additions           6,776,446    6,939,332      539,760      990,644   13,479,093     (806,074)  27,919,201
Deductions
Withdrawal benefits - stock                                                                    840,410                   840,410
Withdrawal benefits - cash                 158,730      120,086       83,445      115,463                   108,216      585,940
Transfers to Salaried Plan                  19,625       67,960        5,597       13,487      122,130        3,128      231,927
Administrative fees                          8,394        9,725        1,712        5,695       56,331       13,024       94,881
                                       -----------------------------------------------------------------------------------------
               Total deductions            186,749      197,771       90,754      134,645    1,018,871      124,368    1,753,158
                                       -----------------------------------------------------------------------------------------
Net increase (decrease)                  6,589,697    6,741,561      449,006      855,999   12,460,222     (930,442)  26,166,043
Net assets available for benefits
  at beginning of year                   7,304,863   10,630,168    1,689,004    3,566,848   24,655,111    4,060,365   51,906,359
                                       -----------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $13,894,560  $17,371,729   $2,138,010   $4,422,847  $37,115,333   $3,129,923  $78,072,402

                                       =========================================================================================
See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                    Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                    Year Ended December 31, 1995
                                                                             Fund Information
                                           ------------------------------------------------------------------------
                                                                      Asset       Asset        Asset
                                             Subtotal     Global    Allocation  Allocation   Allocation
                                             Brought      Growth      Growth     Balanced   Conservative      Loan
                                             Forward       Fund     Portfolio   Portfolio    Portfolio        Fund      Total
                                           ---------------------------------------------------------------------------------------
Additions
Investment Income:
  Net appreciation in
    fair value of investments               $15,411,156   $32,270    $39,772    $39,473      $5,922                  $15,528,593
  Dividends:
    New York State Electric & Gas Corp.       1,931,882                                                                1,931,882
    Other                                     2,198,473    48,804     16,246     22,705       7,054                    2,293,282
  Interest on investments                       229,574                                                                  229,574
  Interest on loans to participants                -                                                     $175,288        175,288
                                           ---------------------------------------------------------------------------------------
                                             19,771,085    81,074     56,018     62,178      12,976       175,288     20,158,619
Contributions:
  Employer                                    1,203,833                                                                1,203,833
  Employee                                    7,928,096   274,617    100,226    136,526      24,254                    8,463,719
Interfund transfers (net)                      (983,813)  405,793    105,107     86,143     102,090       284,680              0
                                           ---------------------------------------------------------------------------------------
               Total additions               27,919,201   761,484    261,351    284,847     139,320       459,968     29,826,171
Deductions
Withdrawal benefits - stock                     840,410                                                                  840,410
Withdrawal benefits - cash                      585,940    14,750        141                                             600,831
Transfers to Salaried Plan                      231,927       567     13,625                               15,919        262,038
Administrative fees                              94,881       335        173        157          67                       95,613
                                          ---------------------------------------------------------------------------------------
               Total deductions               1,753,158    15,652     13,939        157          67        15,919      1,798,892
                                          ---------------------------------------------------------------------------------------
Net increase (decrease)                      26,166,043   745,832    247,412    284,690     139,253       444,049     28,027,279
Net assets available for benefits
  at beginning of year                       51,906,359   172,722    146,419    148,765      33,381     2,372,211     54,779,857
                                          ---------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                            $78,072,402  $918,554   $393,831   $433,455    $172,634    $2,816,260    $82,807,136

                                          =======================================================================================
See notes to financial statements.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                          December 31, 1996 and 1995


1.   DESCRIPTION OF THE HOURLY PLAN

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the Hourly Plan) was established effective January 1, 1986 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k).

The Hourly Plan is for the exclusive benefit of New York State Electric & Gas Corporation (company) employees who are eligible to participate under the Hourly Plan provisions.


2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain amounts have been reclassified on the financial statements to conform to the 1996 presentation.

Investments

Investments consisting of the company's publicly traded common stock and various Putnam Investment vehicles are carried at current value using the market price at closing on the last business day of the year.

Guaranteed investment contracts are valued at contract value (which approximates fair market value) which represents contributions plus interest thereon at the contract rate.

The change during the period between fair value and carrying value is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

Contributions

Contributions to the Hourly Plan are allocated to participant accounts. Participants have full and immediate vesting rights in employee and employer contributions, investment earnings and other amounts allocated to their accounts.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1996 and 1995


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contributions (Continued)

During 1996 and 1995, an employee covered by a collective bargaining agreement was eligible for participation in the Hourly Plan generally upon completion of at least 1,000 hours of service during the 12 consecutive month period beginning on the date of employment or any anniversary thereof. Effective January 1, 1997, an employee may become a participant in the Hourly Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation plus any overtime pay. Subject to limitations stipulated by the Code, a participant's total contribution could not exceed $9,500 per year in 1996 and $9,240 per year in 1995.

During 1996 and 1995, the company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year).

Benefit Payments

Distributions from the Equity Fund, Money Market Fund, Capital Appreciation Fund, Government Obligation Fund, Guaranteed Investment Contract Fund, Global Growth Fund and the Asset Allocation Funds are made in cash. Distributions from the Company Stock Fund are made in either whole shares of the company's common stock or in cash, as specified by the participant and subject to approval by the Hourly Plan's administrative committee.

Loans

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Hourly Plan document. The term of the loan may not exceed five years, and the interest rate established by the Hourly Plan's adminis-trative committee provides the Hourly Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. Interest rates range from 6.5% to 10.5%. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1996 and 1995


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Plan Termination

Although the company has not expressed any intent to terminate the Hourly Plan, it has the right to discontinue contributions at any time and terminate the Hourly Plan. In the event of termination of the Hourly Plan, the net assets of the Hourly Plan are set aside, first for payment of all Hourly Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.


3.   INVESTMENTS

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following nine funds: (1) the Company Stock Fund, consisting of common stock of the company; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Money Market Fund, a mutual fund, consisting of money market instruments; (4) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; (5) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government; (6) the Global Growth Fund, a mutual fund, consisting primarily of U.S. and international common stocks; or (7) the three Asset Allocation Funds, consisting primarily of equity and fixed income securities. Effective
January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

4.   INCOME TAX STATUS

The company has received a determination letter from the Internal Revenue Service, dated June 4, 1994, that the Hourly Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code. The Plan has been amended subsequent to the receipt of the latest determination letter. However, the Plan's administrator and tax counsel believe that the Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

5.   TRANSACTIONS WITH PARTIES-IN-INTEREST

All administrative fees are paid by the participants in the Hourly Plan. Audit and legal fees are paid by the company.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Notes to Financial Statements

                           December 31, 1996 and 1995


6.   UNITS OF PARTICIPATION

Total number of units and net asset value per unit during the period from January 1, 1995 to December 31, 1996, by quarter, are as follows:

                GLOBAL          ALLOCATION      ALLOCATION        ALLOCATION
                GROWTH           GROWTH          BALANCED        CONSERVATIVE
           ----------------  ---------------  ---------------   ---------------
             Units  $ Unit    Units  $ Unit    Units  $ Unit     Units  $ Unit

01/01/95    48.635   9.22    34.590   8.32    11.011   8.24     14.385   8.12
03/31/95    84.573   9.23    47.696   8.42    26.817   8.26     22.107   8.17
06/30/95    91.968   9.25    54.681   8.5     36.336   8.41     23.352   8.2
09/30/95   122.957   9.5     68.632   9.11    55.394   8.8      29.470   8.41
12/31/95   151.584   9.9     80.194  10.00    72.577   9.63     29.715   9.22
03/31/96   115.061  10.58    51.375  10.52    59.709   9.99     19.667   9.32
06/30/96   147.799  10.95    67.076  11.01    72.131  10.36     20.331   9.46
09/30/96   167.564  11.11    78.838  11.41    80.959  10.71     21.925   9.69
12/31/96   216.844  10.82   106.550  11.23   102.596  10.49     29.464   9.58

               CAPITAL           MONEY             EQUITY          GOVERNMENT
             APPRECIATION        MARKET             FUND           OBLIGATIONS
           ---------------   ---------------   ---------------  ---------------
           Units    $ Unit   Units    $ Unit   Units    $ Unit   Units   $ Unit

01/01/95  1,290.853  11.52  3,228.868  1.00   1,347.789  12.72   216.978  12.19
03/31/95  1,365.577  12.83  4,286.385  1.00   1,312.927  10.49   220.870  13.34
06/30/95  1,336.338  10.6   4,666.584  1.00   1,389.280  12.9    225.631  13.3
09/30/95  1,408.207  10.89  4,917.421  1.00   1,438.141  13.07   222.589  13.25
12/31/95  1,548.233  15.25  4,876.371  1.00   1,539.275  16.19   235.299  13.19
03/31/96    969.930  16.19  6,456.405  1.00   1,114.522  17.05   169.630  12.79
06/30/96  1,061.344  16.81  6,268.397  1.00   1,169.993  17.46   172.589  12.61
09/30/96  1,145.709  17.55  6,553.174  1.00   1,208.239  17.87   168.490  12.63
12/31/96  1,303.300  16.12  7,090.710  1.00   1,341.891  18.02   170.548  12.83

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                Schedule of Assets Held for Investment Purposes

                               December 31, 1996

                                       Balance Held at               Market
Name of Issuer and Title of Issue         End of Year     Cost **    Value
-----------------------------------------------------------------------------
Capital Appreciation Fund
  *Putnam Voyager Fund              1,307,061 shares             $21,069,829

Equity Fund
  *Putnam Fund for Growth
     and Income                     1,343,151 shares              24,203,575

Government Obligation Fund
  *Putnam U.S. Government
     Income Trust                     170,547 shares               2,188,125

Money Market Fund
  *Putnam Money Market Fund         7,090,991 shares               7,090,991

Global Growth Fund
  *Putnam Global Growth Fund          216,844 shares               2,346,254

Asset Allocation  Growth Portfolio
  *Putnam Asset Allocation - Growth
   Portfolio                          107,047 shares               1,202,133

Asset Allocation  Balanced Portfolio
  *Putnam Asset Allocation - Balanced
   Portfolio                          102,595 shares               1,076,226

Asset Allocation  Conservative
  Portfolio
    *Putnam Asset Allocation
     Conservative Portfolio            33,092 shares                 317,023
                                                                  -----------
 Total                                                            $59,494,156
                                                                  ===========
Company Stock Fund
  *New York State Electric & Gas
     Corporation common stock       1,409,247 shares              $30,474,962
                                                                  ===========
Guaranteed Investment Contracts                       $909,182       $909,182
                                                      =======================
Loans to participants - interest
  rates from 6.5% to 10.5%                                         $3,271,689
                                                                  ===========

*  Denotes a party-in-interest.
** Information pertaining to the historical cost was not available from the Trustee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                      Schedule of Reportable Transactions

                         Year ended December 31, 1996



                                                       Current Value
                                                        of Asset on
                                Purchase    Selling     Transaction   Net Gain
     Description of Assets       Price       Price         Date        (Loss)
-------------------------------------------------------------------------------

Category (iii) - Series of transactions in excess of 5% of plan assets

Company Stock Fund
  *New York State Electric
     & Gas Corporation         $8,369,137              $8,369,137
     Common Stock                         $7,292,349    7,292,349  $(1,076,788)






There were no category (i), (ii), or (iv) reportable transactions during 1996.

*  Denotes a party-in-interest.

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated February 14, 1997, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.




                                         COOPERS & LYBRAND L.L.P.


New York, New York
March 5, 1997

                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated April 17, 1996, with respect to the financial statements of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.



                                           Ernst & Young L.L.P.


Syracuse, New York
February 14, 1997